EXHIBIT 10.38(b)

Allied Capital Corporation
First Waiver and Second Amendment to the Note Agreement
Dated as of July 25, 2008
Re:
Note Agreement dated as of March 25, 2004
€5,000,000 5.703% Senior Notes, Euro Series, due March 25, 2009
£5,000,000 7.343% Senior Notes, Sterling Series, due March 25, 2009

Allied Capital Corporation
1919 Pennsylvania Avenue, N.W.
Washington, DC 20006
First Waiver and Second Amendment to the Note Agreement
Dated as of July 25, 2008
Re: Note Agreement dated as of March 25, 2004
€5,000,000 5.703% Senior Notes, Euro Series, due March 25, 2009
£5,000,000 7.343% Senior Notes, Sterling Series, due March 25, 2009
To each of the Noteholders
named in Schedule A attached hereto which are also
signatories to this First Waiver and Second Amendment
to the Note Agreement (this “Waiver and Amendment”)
Ladies and Gentlemen:
     Reference is made to the Note Agreement dated as of March 25, 2004 (the “Note Agreement”) under and pursuant to which (a) the €5,000,000 5.703% Senior Notes, Euro Series, due March 25, 2009 (the “Euro Series Notes”) and (b) £5,000,000 7.343% Senior Notes, Sterling Series, due March 25, 2009 (the “Sterling Series Notes”, and together with the Euro Series Notes, the “Notes”) were originally issued and sold, by and among Allied Capital Corporation, a Maryland corporation (the “Company”), and the institutional investors named therein. The current holders of the Notes are named in Schedule A hereto and are collectively referred to as the “Noteholders” and individually as a “Noteholder”. Terms used but not otherwise defined herein shall have the meanings set forth in the Note Agreement.
     The Company has requested a waiver and an amendment to the Note Agreement and hereby agrees with you as follows:
Article 1.
Waiver of Defaults.
     Section 1.1. Waiver of Defaults. The Company has notified the Noteholders that it has declared certain dividends on its capital stock payable on dates that are more than the 60 days permitted by Section 5.10 of the Note Agreement. The Noteholders hereby waive any Event of Default arising under the Note Agreement solely on account of such declaration and payment (including any Event of Default arising under Section 6.1(d) or (g)) and the failure to give the notice required by Section 6.2 of the Note Agreement.
     Section 1.2. Limited Waivers; Reservation of Rights. The Company acknowledges and agrees that the waivers granted in this Section 1 are specific in intent and are valid only for the specific purposes for which they are being given, are waivers of known Events of Default only, shall not in any way obligate the Noteholders to agree to any additional waivers of the provisions of the Note Agreement, and shall not in any way be deemed to constitute or operate as a waiver of any Noteholder’s right under the Note Agreement to exercise remedies resulting from (i) existing and/or continuing Defaults or Events of Default of which such Noteholder is not actually aware or (ii) other future Defaults or Events of Default, whether or not of a similar nature and whether or not known to any Noteholder.
Article 2.
Amendment of the Note Agreement.
     Amendment of Section 5.10 (Restricted Payments). The second to last paragraph of Section 5.10 of the Note Agreement shall be and is hereby amended and restated in its entirety as follows:
The Company will not declare any dividend which constitutes a Restricted Payment payable more than 80 days after the date of declaration thereof; provided that dividends payable in the fourth quarter and any year-end extra dividend which constitute a Restricted Payment may be payable up to 120 days after the date of declaration thereof.
Article 3.
Representations and Warranties.
     The Company represents and warrants that as of the date hereof and after giving effect hereto:
     (a) The execution and delivery of this Waiver and Amendment by the Company and compliance by the Company with all of the provisions of the Note Agreement, as amended by this Waiver and Amendment—
     (i) are within the corporate power and authority of the Company; and
     (ii) will not violate any provisions of any law or any order of any court or governmental authority or agency, and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the articles of incorporation or bylaws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which the Company may be bound, or result in the imposition of any Liens or encumbrances on any property of the Company.
     (b) The execution and delivery of this Waiver and Amendment has been duly authorized by all necessary corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the articles of incorporation or bylaws of the Company or otherwise, other than those actions which have been obtained or effected); and this Waiver and Amendment has been duly executed and delivered by the Company, and the Note Agreement, as amended by this Waiver and Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’ rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
     (c) Upon the effectiveness of this Waiver and Amendment no Default or Event of Default shall exist or be continuing.
Article 4.
Miscellaneous.
     Section 4.1. Ratification of the Note Agreement. Except as herein expressly amended, the Note Agreement is in all respects ratified and confirmed. If and to the extent that any of the terms or provisions of the Note Agreement is in conflict or inconsistent with any of the terms or provisions of this Waiver and Amendment, this Waiver and Amendment shall govern.
     Section 4.2. References to the Agreement. References in the Note Agreement or in any Note, certificate, instrument or other document related to or delivered in connection with the transactions contemplated by the Note Agreement shall be deemed to be references to such Note Agreement as amended hereby and as further amended from time to time.
     Section 4.3. Successors and Assigns. This Waiver and Amendment shall be binding upon the Company and its successors and assigns and shall inure to the benefit of each Noteholder and such Noteholder’s successors and assigns, including each successive holder or holders of any Notes.
     Section 4.4. Requisite Approval. This Waiver and Amendment shall be effective as of the date first written above upon the satisfaction of the following conditions precedent: (a) the Company and the holders of at least 51% in aggregate principal amount of the Notes shall have executed this Waiver and Amendment; and (b) the Company shall have paid a fee to each Noteholder in an amount equal to 10.0 basis points of the principal amount of Notes held by such Noteholder;
     Section 4.5. Expenses. The Company shall have paid the reasonable fees, expenses and disbursements of Bingham McCutchen LLP which are reflected in statements of such counsel as promptly rendered to the Company subsequent to the date of this Waiver and Amendment.
     Section 4.6. Counterparts. This Waiver and Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

     Section 4.7. Governing Law. This Waiver and Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.
[Signature pages follow]

     IN WITNESS WHEREOF, the Company has executed this First Waiver and Second Amendment to the Note Agreement as of the day and year first above written.

Allied Capital Corporation
By	/s/ Penni Roll
	Name:	Penni F. Roll
	Title:	Chief Financial Officer

     IN WITNESS WHEREOF, the Noteholders under the Note Agreement have executed this First Waiver and Second Amendment to the Note Agreement as of the day and year first above written.

Windsor Life Assurance Company Limited on behalf of GE Pensions Limited
By	/s/ David Bristow
	Name:	David Jonathan Bristow
	Title:	Investments Controller

     IN WITNESS WHEREOF, the Noteholders under the Note Agreement have executed this First Waiver and Second Amendment to the Note Agreement as of the day and year first above written.

(Ex. VIE PLUS S.A.) Suravenir
By	/s/ Gérald Claudel
	Name:	Gérald Claudel
	Title:	Institutional Portfolio Manager Federal Finance Gestion on the behalf of SURAVENIR